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                                                                      Exhibit 21

                                                     JURISDICTION IN
         NAME OF SUBSIDIARY                          WHICH INCORPORATED
         ------------------                          ------------------

         Hufco-Delaware Company                      Delaware
         Huffy International Finance, N.V.           Netherland Antilles
         Huffy Risk Management, Inc.                 Ohio
         Huffy Service First, Inc.                   Ohio
         Huffy Sports, Inc.                          Wisconsin
         Royce Union Bicycle Company                 Ohio
         HCAC, Inc.                                  Ohio
         American Sports Design Company              Ohio
         Huffy Brands Company                        Ohio
         HSGC, Inc.                                  Delaware
         HSGC Canada Inc.                            New Brunswick
         McCalla Company                             Georgia
         Creative Retail Services, Inc.              Georgia
         Creative Retail Services (Canada), Inc.     New Brunswick